Exhibit 99.1

                                     [LOGO]
                               AMERICAN FINANCIAL
                                  REALTY TRUST

Muriel Lange                                            Anthony DeFazio
Investor Relations                                      Media Relations
(215) 887-2280 (X3023)                                  (215) 887-2280 (X2919)
Email: mlange@afrt.com                                  Email: adefazio@afrt.com

      American Financial Realty Trust Announces 2007 First Quarter Results

            "Solid Quarterly Results Reflect Progress on All Fronts"

JENKINTOWN, Pa. May 3, 2007--American Financial Realty Trust (NYSE:AFR) today reported financial results for the quarter ended March 31, 2007. The Company reported first quarter revenues from continuing operations of $101.0 million, a decrease of $5.2 million from the fourth quarter of 2006, excluding interest and other income. The decrease in first quarter revenues is primarily attributable to a beneficial and permanent transfer of property expenses to a major tenant totaling $6.3 million.

First quarter funds from operations ("FFO")(1) were $6.3 million or $0.05 per share, which is $0.62 better than the fourth quarter of 2006. This improvement over the past quarter primarily reflects the prior quarter's recognition of $99.4 million in debt defeasance and impairment charges related to the Company's portfolio repositioning program.

First quarter adjusted funds from operations ("AFFO")(2) were $22.2 million or $0.17 on a per share equivalent basis, which is $0.01 better than the previously reported quarter.

The Company's weighted average diluted common shares and operating partnership units outstanding were 132.8 million, reflecting a negligible impact from the repurchase of 0.8 million shares during the period.

----------
(1) FFO is defined as net income (loss) before minority interest, in our operating partnership (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, less any impairments of asset values at cost (unrealized loss), plus real estate related depreciation and amortization
(excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures.

(2) Commencing with the third quarter 2006, AFFO no longer includes GAAP gains (the difference between sale price and net book value (original purchase price less accumulated depreciation)) as a component of AFR's core earnings. The Company includes economic gains (the difference between sale price and original purchase price) realized during the reporting period solely to offset transaction costs incurred on assets sold and impairments taken within the same period. Quarter over quarter and year over year AFFO comparisons for 2006 and 2005 using the Company's revised AFFO reporting methodology were presented in its October 9, 2006 press release, which is available on the Company's website.

AFR declared its first quarter dividend for shareholders of beneficial interest of $0.19 per share totaling approximately $25.2 million. The dividend was paid on April 20, 2007, to shareholders and Operating Partnership unit holders on March 31, 2007.

First Quarter 2007 Highlights

Occupancy(3): As of March 31, 2007, the portfolio included within continuing operations had occupancy of 90.6%, while Held-for-Sale assets had an average occupancy of 66.0%. Stable occupancy was 87.0%; total occupancy was 86.5%; and Same Store occupancy was 91.2%.

Dispositions: $99.1 million of net proceeds were received from the sale of 50 properties, all but one of which were non-core assets. In addition, two leasehold obligations were terminated at a cost of $1.0 million. Combined, these dispositions and terminations resulted in a reduction to AFR's real estate portfolio by 941,000 square feet, including approximately 234,900 square feet of vacancy.

Acquisitions: The Company acquired seven bank branch properties for $6.5 million and assumed three leasehold interests under outstanding Formulated Price Contracts. The properties were all vacant at the time of acquisition and comprise approximately 58,600 square feet.

Leasing: 58 leases added approximately 230,000 square feet of newly occupied space during the quarter.

Strategic Positioning Update

Harold W. Pote, Chief Executive Officer for AFR, said, "This quarter continues to reflect the results from our repositioning plan. During the period we continued to make progress toward the repositioning of our real estate portfolio. As a recap, our principal goals are to:

      Step 1. Sell between $1.5-2.0 billion in assets which are either off-strategy or non-core to our customer relationships, or represent a drag on shareholder value.

      "Since the inception of this plan, we have completed sales totaling $1.1 billion, of which $183.5 million of this total were non-core asset sales, comprising a little more than half of our target of between $300 to $400 million of non-core assets. Additionally, in March we announced a contract to sell the Fireman's Fund headquarters for approximately $310 million, the closing of which is pending the final rating agency approval process related to the assumption of debt.

      Step 2. Rationalize the Company's liability structure by reducing leverage (the ratio of our net debt to total book value assets) to between 60-65% and improve net cash flow by repaying debt with high interest rates or debt service constants.

----------
(3) Stable occupancy is the total occupancy less any space acquired during the quarter and all activity in the quarter associated with those assets, and recapture space. Total occupancy encompasses the entire portfolio, exclusive of joint venture assets, at any specific point in time. Same Store occupancy includes properties that were owned at the beginning and the end of the reporting period, excluding assets held for sale. See AFR 1Q 2007 Supplemental for additional details.

      "With the additional debt reduction in the first quarter, we have achieved a leverage ratio of 66.6%.

      Step 3. Reduce general and administrative costs by $6-8 million.

      "The annualized MG&A run rate as of March 31, 2007 was approximately $28 million inclusive of non-cash equity compensation costs. This compares favorably to the MG&A run rate of $35.4 million in the second quarter of 2006, and represents the high end of our $6-8 million targeted reduction in MG&A. After our recent restructuring of executive long term stock based compensation, as well as the addition of new directors, we anticipate some increases in operating costs, however, we will remain within our targeted range.

      Step 4. Strive to cover our $0.19 per share quarterly dividend from operating cash flow by the second half of 2007.

      "AFFO coverage of the dividend continues to improve, ending the first quarter at 88.4%, up from 84.5% in the fourth quarter 2006.

      Step 5. Restore AFR's credibility in the markets by clearer enunciation of our strategy, enhanced financial reporting and consistent execution.

      "We will continue to communicate our progress and actions we plan to execute in order to improve future performance. To that end, I'm extremely pleased to announce that John R. Biggar and Richard J. Berry, two distinguished executives with years of experience, have joined our board as independent trustees and will provide solid financial, managerial and operational acumen that will add value to our company for many years to come."

      Building Shareholder Value

      Pote concluded "Our focus now is on building shareholder value under the following initiatives:

      o     Driving  profitability in the properties  retained in our investment
            portfolio   through  continued   lease-up  and  expense   management
            initiatives;

      o     Continuing  to  build  a  pipeline  of new  business  opportunities,
            including   our  calling   program   through  our  joint   marketing
            partnership with Sandler O'Neill & Partners, and

      o     Efficient use of our capital by:

            - Developing joint venture opportunities to monetize existing assets and improve our capital base,

            -     Developing    joint   ventures   for   future    co-investment
                  opportunities to better match the investment cost of capital to acquisition returns."

First Quarter Results

All financial comparisons to prior periods are based on previously reported amounts, which are not adjusted for changes resulting from discontinued operations.

The Company reported AFFO(4) of $22.2 million in the first quarter of 2007 or $0.17 on a per share equivalent basis inclusive of Operating Partnership units.

The Company's first quarter revenues from continuing operations were $101.0 million, a decrease of $5.2 million from the fourth quarter of 2006, excluding interest and other income. The decrease in first quarter revenues is attributable, in part, to an overall decrease in operating expense reimbursements, totaling $6.3 million. These variances are primarily related to a change in operating lease language in 23 properties where the tenant is now directly responsible for the payment of operating expenses, instead of AFR collecting these expenses on a reimbursement basis from the tenant.

MG&A expenses, inclusive of deferred equity compensation costs, decreased $0.5 million compared with the fourth quarter of 2006.

Assets sold during the quarter resulted in a GAAP gain of $7.5 million, before minority interest. Impairment charges of $4.2 million were recognized for both properties sold during the period and those that were placed under contract to close in subsequent quarters. Additionally, yield maintenance fees of $1.9 million were incurred in connection with defeasing related debt.

Economic gains related to assets sold during the quarter totaled $5.0 million or $1.1 million less than the corresponding costs associated with such dispositions (impairment costs and yield maintenance fees). This $1.1 million shortfall reduces AFFO on a per share equivalent basis by $0.01.

EBITDA remained relatively flat, increasing by $0.3 million over the fourth quarter of 2006 to $43.8 million.

Interest expense related to continuing operations, excluding the amortization of deferred financing costs, totaled $30.9 million, a decrease of $3.6 million from the $34.5 million reported in the fourth quarter of 2006. The decrease in interest expense primarily reflects the partial repayment of the acquisition credit facility and the pre-payment of 23 individual mortgage loans.

----------
(4) The Company calculates AFFO by subtracting from or adding to FFO as defined by NAREIT (i) non-real estate related depreciation and amortization, (ii) non-reimbursable recurring capital expenditures associated with the ongoing operation of real property after the second year of operation, (iii) tenant improvement allowances and leasing commissions associated with the re-leasing of previously occupied non-bank tenanted spaces, which was paid during the period,
(iv) the effects of straight-lining of rents and fee income, and (v) amortization of various deferred costs, (vi) deferred financing costs, (vii) non cash stock compensation, and (viii) economic gains to the extent they are equal to or less than current period transaction costs and impairments related to non-core asset sales. The SEC classifies AFFO as a non-GAAP measure.

First Quarter 2007 Portfolio and Tenant Overview

Disposition activity:

During the quarter, 36 properties and 14 land parcels were sold and two leaseholds were terminated comprising approximately 941,000 square feet, of which approximately 234,900 square feet were vacant, resulting in gross proceeds of $102.1 million, excluding $1.0 million in leasehold termination fees. Included in the first quarter sales were:

      o HSBC operations center, 158,000 square feet, sold for $27.5 million. This asset was acquired from another landlord and was unlikely to result in repeat business with the bank.

      o Bank of America Financial Center-Spokane, 328,000 square feet, sold for $36.0 million. This asset had relatively low occupancy by Bank of America and did not meet AFR criteria to be Held-for-Investment.

Acquisition activity:

The Company purchased seven vacant bank branch properties and assumed three leasehold interests through Formulated Price Contracts with Bank of America and Wachovia for approximately $6.5 million. Combined, the acquisitions comprise approximately 58,600 rentable square feet.

Leasing activity:

New and expanded leasing activity for the first quarter added approximately 230,000 square feet of occupied space with average rent per square foot of $13.77.(5) Associated tenant improvement costs, calculated on a weighted average lease term of 5.9 years, were $1.17 per square foot per year. Net absorption for the quarter was negative (83,500) square feet which included the exercise of early termination rights comprising approximately 203,000 square feet in the Bank of America II portfolio. However, new leases were executed for this terminated space. When these leases are taken into account, occupancy, net of assets Held-for-Sale in the portfolio, remained at approximately 91% quarter-over-quarter.

As of March 31, 2007, the total potential recapture space remaining in two portfolios was approximately 161,000 square feet, half of which is expected to be returned in the second quarter.

The following table provides statistics on the AFR portfolio as of March 31, 2007, with comparisons to the portfolio as of December 31, 2006.

----------
(5) See AFR 1Q 2007 Supplemental page 29 for additional details.

--------------------------------------------------------------------------------------------------------------
                                               As of            As of             As of               As of
                                             March 31,        March 31,        December 31,       December 31,
                                               2007             2007,              2006               2006,
                                                               Net of                                Net of
                                                            Held-for-Sale                        Held-for-Sale
--------------------------------------------------------------------------------------------------------------
Number of Properties                             1,106              901              1,148               911
--------------------------------------------------------------------------------------------------------------
-- Branches                                        684              570                700               566
--------------------------------------------------------------------------------------------------------------
-- Branches owned in joint venture                 239              239                239               239
--------------------------------------------------------------------------------------------------------------
-- Office Buildings                                412              321                424               321
--------------------------------------------------------------------------------------------------------------
-- Land                                             10               10                 24                24
--------------------------------------------------------------------------------------------------------------
Total Square Feet                           32,366,761       27,011,091         33,249,218        26,985,774
--------------------------------------------------------------------------------------------------------------
-- Branches                                  4,761,813        3,675,304          4,806,357         3,649,605
--------------------------------------------------------------------------------------------------------------
-- Branches owned in joint venture             982,634          982,634            982,634           982,634
--------------------------------------------------------------------------------------------------------------
-- Office Buildings                         27,604,948       23,335,787         28,442,861        23,336,169
--------------------------------------------------------------------------------------------------------------
Occupancy
--------------------------------------------------------------------------------------------------------------
--Total Occupancy                                86.5%            90.6%              86.9%             91.5%
--------------------------------------------------------------------------------------------------------------
--Stable Occupancy                               87.0%            90.9%              87.5%             92.2%
--------------------------------------------------------------------------------------------------------------
--Same Store Occupancy (805 properties)          91.2%            91.2%              92.1%              N/A
--------------------------------------------------------------------------------------------------------------
% Rent from Financial Institutions               81.0%            81.1%              81.2%             81.9%
--------------------------------------------------------------------------------------------------------------
% Rent from "A-" Rated Tenants                   76.3%            75.8%              76.5%             76.6%
--------------------------------------------------------------------------------------------------------------
% Rent from Net Leases                           77.8%            77.9%              77.8%             78.7%
--------------------------------------------------------------------------------------------------------------
Lease Expirations (within 1 year)                 1.8%             1.7%               1.5%              1.2%
--------------------------------------------------------------------------------------------------------------
Average Remaining Lease Term (years)              11.5             11.6               11.6              11.8
--------------------------------------------------------------------------------------------------------------
Average Remaining Debt Term (years)                9.3              N/A                9.5               N/A
--------------------------------------------------------------------------------------------------------------
% Fixed Rate Debt to Total Debt                  90.7%              N/A              90.4%               N/A
--------------------------------------------------------------------------------------------------------------

Chief Financial Officer Dave Nettina commented, "This quarter's results reflect the positive effects from our repositioning plan and the changing character of our investment portfolio. Core operating results, meaning AFFO derived from our ongoing real estate portfolio, were in line with our expectations, while four key items, which will benefit future periods, had generally neutral effects on AFFO this quarter. During the quarter, we negotiated the early termination of two leasehold obligations costing about $1 million, saving between $150,000 and $200,000 every year through 2014. We were able to absorb this cost through higher than expected investment income and lower interest costs associated with our cash management program. Additionally, we recognized about $1.1 million in additional net impairments offset by savings in our second cycle capital costs.

"In addition to continuing to pay down debt, we also began execution of our share repurchase program. In mid-March, we announced the implementation of a 10b5-1 program, to repurchase up to 2.5 million common shares. During the first quarter, we completed purchases of approximately 0.8 million shares and at this time have nearly fully executed this initial level of share repurchases," concluded Mr. Nettina.

Balance Sheet

As of March 31, 2007, the Company's total net debt (net of cash and certain escrow balances) to enterprise value (net debt and equity market capitalization) was 62.8%, and the ratio of net debt to total assets at net book value was 66.6%. The Company has stated that it is targeting a general reduction of its overall leverage to a range of 60-65% of debt to total assets at net book value. The ratio of net secured debt to total real estate investments and real estate intangibles (at cost and before joint venture investments) was 51.3%, an improvement of 80 basis points over the prior quarter.

Total mortgage debt principal repayments and defeasance related to asset dispositions, in addition to monthly principal amortization, totaled $56.3 million during the quarter, including $17.2 million relating to debt and defeasance costs on the sale of the HSBC operations center. During the first quarter, other property related debt of $31.0 million was repaid. This included 23 small mortgage loans with relative high constants of $14.6 million and the repayment of a short-term acquisition note of $16.4 million.

As of March 31, 2007, the Company had total indebtedness of approximately $2.4 billion, with a weighted average remaining term of 9.4 years and a weighted average interest rate (including amortized hedging costs) of 5.68%, which is comparable to the previous quarter's average of 5.66%. Debt decreased nominally by approximately $43.0 million, compared to December 31, 2006.

Subsequent Events:

Second quarter asset sales:

On March 9, 2007, the Company announced that it had entered into a definitive contract for the sale of the Fireman's Fund headquarters, a three-building, Class "A" office campus in Novato, California, at a sale price in excess of $310 million, before settlement costs. The Company expects the transaction to close in the second quarter.

Conference Call

Management will conduct a conference call and audio webcast at 10:30 a.m. ET on May 3, 2007 to review the Company's quarterly results. The conference call dial-in number is 303-205-0066. The audio webcast will be available to the public, on a listen-only basis, via the Investor Relations section of the Company's website at www.afrt.com.

Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Supplemental Quarterly Financial and Operating Data

American Financial publishes supplemental quarterly financial and operating data, which can be found under the Investor Relations section of the Company's website at www.afrt.com. These materials are also available via e-mail by calling 312-640-6770.

Non-GAAP Financial Measures

The Company believes that FFO and AFFO are helpful to investors as measures of the Company's performance as an equity REIT because they provide investors with an understanding of the Company's operating performance and profitability. FFO and AFFO are non-GAAP financial measures commonly used in the REIT industry, and therefore these measures may be useful in comparing the Company's performance with that of other REITs. However, the Company's definitions of FFO and AFFO may differ from those used by other companies, and investors should take definitional differences into account when comparing FFO and AFFO reported by other REITs. Additionally, FFO and AFFO (and their per share equivalents) should be evaluated along with GAAP net income and net income per share (the most directly comparable GAAP measures) in evaluating the performance of equity REITs.

The Company believes that EBITDA, which represents earnings before interest, taxes, depreciation and amortization, is also helpful to investors as a measure of the Company's performance.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company through its operating partnership and various affiliates owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company's website at www.afrt.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words "expects," "anticipates," "estimates," "intends," "believes" and similar expressions that do not relate to historical information. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company's control and could materially affect actual results, performance or achievements. These risks and uncertainties include the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company's ability to maintain and increase occupancy; the Company's ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company's ability to acquire and dispose of certain of its assets from time to time on acceptable terms. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Financial Statements

The attached financial statements and data are presented to supplement the Company's audited and unaudited regulatory filings and should be read in conjunction with those filings. The unaudited financial data presented herein is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings. This financial data was prepared prior to the Company's auditors completing their audit. As such, data otherwise contained in future regulatory filings covering this same time period may differ from the data presented herein. The Company does not accept responsibility for highlighting these changes in its subsequent filings.

                         AMERICAN FINANCIAL REALTY TRUST
                           CONSOLIDATED BALANCE SHEETS
                      March 31, 2007 and December 31, 2006
            (Unaudited in thousands, except share and per share data)

                                                                                  March 31,        December 31,
                                                                                    2007               2006
                                                                                 -----------       ------------
Assets:
Real estate investments, at cost:
Land                                                                             $   334,066       $   333,716
Land held for development                                                              6,901            14,632
Buildings and improvements                                                         1,959,564         1,947,977
Equipment and fixtures                                                               284,301           283,704
Leasehold interests                                                                   16,395            16,039
Investment in joint venture                                                           18,355            21,903
                                                                                 -----------       -----------
Total real estate investments, at cost                                             2,619,582         2,617,971
Less accumulated depreciation                                                       (322,590)         (297,371)
                                                                                 -----------       -----------
Total real estate investments, net                                                 2,296,992         2,320,600
Cash and cash equivalents                                                             97,491           106,006
Restricted cash                                                                       69,156            76,448
Marketable investments and accrued interest                                            3,640             3,457
Pledged government securities, net                                                    69,245            32,391
Tenant and other receivables, net                                                     67,433            62,946
Prepaid expenses and other assets                                                     42,209            32,191
Assets held for sale                                                                 511,547           594,781
Intangible assets, net of accumulated amortization of $76,579 and $70,044            308,218           314,753
Deferred costs, net of accumulated amortization of $22,668 and $20,070                62,530            62,591
                                                                                 -----------       -----------
Total assets                                                                     $ 3,528,461       $ 3,606,164
                                                                                 ===========       ===========

Liabilities and Shareholders' Equity:
Mortgage notes payable                                                           $ 1,538,398       $ 1,557,313
Credit facilities                                                                    223,398           212,609
Convertible notes, net                                                               446,395           446,343
Accounts payable                                                                       1,592             7,246
Accrued interest expense                                                              11,546            15,601
Accrued expenses and other liabilities                                                55,495            58,940
Dividends and distributions payable                                                   25,159            25,328
Below-market lease liabilities, net of accumulated amortization of $11,707
     and $10,874                                                                      56,341            57,173
Deferred revenue                                                                     217,055           179,456
Liabilities related to assets held for sale                                          206,291           247,798
                                                                                 -----------       -----------
Total liabilities                                                                  2,781,670         2,807,807
                                                                                 -----------       -----------

Minority interest                                                                      9,878            12,393
Shareholders' equity:
Preferred shares, 100,000,000 shares authorized at $0.001 per share,
   no shares issued and outstanding at March 31, 2007 and December 31, 2006               --                --

Common shares, 500,000,000 shares authorized at $0.001 per share,
   131,755,738 issued and 130,934,338 outstanding at March 31, 2007;
   130,966,141 issued and outstanding at December 31, 2006                               132               131
Capital contributed in excess of par                                               1,392,089         1,389,827
Accumulated deficit                                                                 (642,387)         (599,596)
Common shares held in treasury, 821,400 shares at March 31, 2007                      (8,724)               --
Accumulated other comprehensive loss                                                  (4,197)           (4,398)
                                                                                 -----------       -----------
Total shareholders' equity                                                           736,913           785,964
                                                                                 -----------       -----------
Total liabilities and shareholders' equity                                       $ 3,528,461       $ 3,606,164
                                                                                 ===========       ===========

                         AMERICAN FINANCIAL REALTY TRUST
                      CONSOLIDATED STATEMENTS OF OPERATIONS
    Three Months Ended March 31, 2007, March 31, 2006, and December 31, 2006
               (Unaudited and in thousands, except per share data)


                                                                                         Three Months Ended
                                                                             -------------------------------------------
                                                                             March 31,       March 31,      December 31,
                                                                               2007            2006             2006
                                                                             ---------       ---------      ------------

                                                                                                             (Previously
Revenues:                                                                                                     reported)
   Rental income                                                             $  66,387       $  61,488       $  65,313
   Operating expense reimbursements                                             34,587          40,357          40,871
   Interest and other income, net                                                  976           1,012           3,014
                                                                             ---------       ---------       ---------
Total revenues                                                                 101,950         102,857         109,198
                                                                             ---------       ---------       ---------
Property operating expenses:
   Ground rents and leasehold obligations                                        3,206           3,580           3,351
   Real estate taxes                                                            10,753          10,161           9,626
   Utilities                                                                    11,133          13,793          12,893
   Property and leasehold impairments                                            1,176             872           1,871
   Direct billable expenses                                                      1,465           1,197           2,463
   Other property operating expenses                                            23,983          24,085          28,213
                                                                             ---------       ---------       ---------
Total property operating expenses                                               51,716          53,688          58,417
                                                                             ---------       ---------       ---------
Property net operating income                                                   50,234          49,169          50,781
                                                                             ---------       ---------       ---------
Expenses:
   Marketing, general and administrative                                         5,013           6,361           5,575
   Repositioning                                                                    --              --             418
   Severance and related accruals                                                   --              --              13
   Amortization of deferred equity compensation                                  1,386           2,556           1,285
                                                                             ---------       ---------       ---------
EBITDA                                                                          43,835          40,252          43,490
                                                                             ---------       ---------       ---------

   Interest expense on mortgages and other debt                                 32,889          34,291          37,993
   Depreciation and amortization                                                32,424          31,773          31,742

Loss before net loss on investments, equity in net loss from unconsolidated joint venture, gain on sale of properties in
   continuing operations, minority interest and discontinued operations        (21,478)        (25,812)        (26,245)
Equity in net loss from unconsolidated joint venture                              (759)             --            (697)
Net gain on disposal of properties in continuing operations                         76             457              13
                                                                             ---------       ---------       ---------
Loss from continuing operations before minority interest                       (22,161)        (25,355)        (26,929)
Minority interest                                                                  233             523             223
                                                                             ---------       ---------       ---------
Loss from continuing operations                                                (21,928)        (24,832)        (26,706)
                                                                             ---------       ---------       ---------

Discontinued operations:
Loss from operations, net of minority interest of $63, $633, and $147 for the three months ended March 31, 2007,
   March 31, 2006, and December 31, 2006, respectively                          (1,430)         (4,644)        (51,121)
Yield maintenance fees, net of minority interest of $28, $58, and $15,319 for the three months ended March 31, 2007,
   March 31, 2006 and December 31, 2006, respectively                           (1,827)         (2,139)        (32,718)
Net gains on disposals, net of minority interest of $112, $233 and $72,587 for the three months ended March 31, 2007,
   March 31, 2006 and December 31, 2006, respectively                            7,272           8,207         156,081
                                                                             ---------       ---------       ---------
Income from discontinued operations                                              4,015           1,424          72,242
                                                                             ---------       ---------       ---------
Net income (loss)                                                            $ (17,913)      $ (23,408)      $  45,536
                                                                             =========       =========       =========

Basic and diluted income (loss) per share:
From continuing operations                                                   $   (0.17)      $   (0.20)      $   (0.21)
From discontinued operations                                                      0.03            0.01            0.56
                                                                             ---------       ---------       ---------
Total basic and diluted loss per share                                       $   (0.14)      $   (0.19)      $    0.35
                                                                             =========       =========       =========

Set forth below is a reconciliation of our calculations of FFO and AFFO to net loss (unaudited, in thousands except per share data):

                                                                         Three Months Ended
                                                              -----------------------------------------
                                                              March 31,      March 31,     December 31,
                                                                2007           2006           2006
                                                              ---------      ---------     ------------
Funds from operations per NAREIT:
   Net (loss) income                                          $(17,913)      $(23,408)      $  45,536
   Add:
      Minority interest - Operating Partnership                   (277)          (622)            782
      Depreciation and amortization                             33,158         43,522          38,270
   Less:
      Non-real estate depreciation and amortization             (1,121)          (784)         (1,103)
      Amortization of fair market rental adjustment, net           (56)           (41)            (42)
      Net gains from disposals, net of income taxes             (7,460)        (8,888)       (158,890)
                                                              --------       --------       ---------
   Funds from operations                                      $  6,331       $  9,779       $ (75,447)
                                                              ========       ========       =========
   Funds from operations - diluted per share                  $  0.048       $  0.074       $  (0.570)
                                                              ========       ========       =========
-------------------------------------------------------------------------------------------------------

Adjusted funds from operations:
   Funds from operations                                      $  6,331       $  9,779       $ (75,447)
   Add:
      Economic gains                                             4,999          2,402          84,660
      Non-real estate depreciation and amortization              1,121            784           1,103
      Reverse straightline rental income                        10,654          9,769          11,060
      Amortization of deferred compensation                      1,386          2,556           1,285
      Amortization of deferred costs                             2,685          2,565           4,847
      Straightline fee income                                     (217)           469            (217)
   Less:
      Straightline rental income                                (2,415)        (2,320)         (3,340)
      Recurring capex and tenant improvements                   (2,049)        (1,038)         (1,762)
      Capital expenditure reimbursement revenue                   (260)          (117)           (776)
                                                              --------       --------       ---------
   Adjusted funds from operations                             $ 22,235       $ 24,849       $  21,413
                                                              ========       ========       =========
-------------------------------------------------------------------------------------------------------

AFFO coverage ratio:
   Quarterly dividend                                         $ 25,159       $ 35,882       $  25,328
   AFFO / quarterly dividend                                     0.88x          0.69x           0.85x